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                                                                   EXHIBIT 10.22

                          EMPLOYMENT, NONDISCLOSURE AND
                        LIMITED NON-COMPETITION AGREEMENT


         THIS EMPLOYMENT, NONDISCLOSURE AND LIMITED NON-COMPETITION AGREEMENT (this "Agreement") is made as of the 19 th day of July, 2000, by and among OUTSOURCING SERVICES GROUP, INC., a Delaware corporation having its principal place of business at 650 Fifth Avenue, 14th Floor, New York, New York, 10019-3382 (the "Company"), the subsidiaries of the Company, AEROSOL SERVICES COMPANY, INC., PIEDMONT LABORATORIES, INC., KOLMAR LABORATORIES, INC., ACUPAC PACKAGING INC., AND PRECISION PACKAGING AND SERVICES, INC. (collectively, the "Subsidiaries"), and JOSEPH M. HEALY, whose address is 39 Stueben Avenue, Westwood, New Jersey 07675 (the "Employee").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, the Company is engaged, through its Subsidiaries, in the business of providing aerosol and liquid filling of cosmetics, toiletries and skin care products and related packaging services and has need for management personnel with experience in said business;

         WHEREAS, the Employee is experienced in the business of providing aerosol and liquid filling, packaging of cosmetics, toiletries and skin care products, and related services and in the management of such business;

         WHEREAS, the Company and the Subsidiaries desire to employ the Employee an executive capacity upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is willing to enter into this Agreement with respect to the Employee's employment and services upon the terms and conditions set forth in this Agreement;

         NOW THEREFORE, in consideration of the foregoing recitals and the promises contained in this Agreement, the parties agree as follows:


                                     I. TERM


         SECTION 1.01. EMPLOYMENT. Subject to the provisions of Section 4.01 hereof, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company for an initial period of three (3) years beginning on July 19, 2000 and terminating at the close of business on July 19, 2003 (the "Initial Employment Term"), including service at Company's principal executive offices located in the Eastern United States. Following expiration of the Initial Employment Term, this

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Agreement shall be automatically renewed for three (3) successive one-year periods (the "Subsequent Employment Terms"), with such modifications as the parties hereto may agree upon, unless notice to the contrary is given by either Company or Employee at least thirty (30) days prior to the expiration of the Initial Employment Term, or the then-current Subsequent Employment Term. All terms and conditions set forth in this Agreement shall be deemed to apply equally to the Initial Employment Term and each Subsequent Employment Term (except to the extent any such provision is modified in a Subsequent Employment
Term), and all references in this Agreement to the "Employment Term" shall de deemed to refer to both the Initial Employment Term, and each Subsequent Employment Term.

         If the employment of Employee is terminated pursuant to Article 4 of this Agreement or by reason of the death or disability of Employee, the time during which the Employee is actually employed shall be referred to as the "Employee's Employment."


                                   II. DUTIES


         SECTION 2.01. GENERAL DUTIES. The Employee shall serve as the President and Chief Executive Officer of the Company during the Employee's Employment. Further, Employee shall serve as a member of the Boards of Directors of each of the Company (the "Company Board"), and the Subsidiaries. The Employee shall, during Employee's Employment, subject to the policies of the Company Board, manage and direct the business of the Company, and supervise the persons managing the Subsidiaries, performing those acts and doing those things customarily done by the Chief Executive Officer for companies comparable to the Company. The Company shall indemnify the Employee for such service to the maximum extent permitted by applicable law.

         SECTION 2.02. DEVOTION OF TIME TO THE COMPANY'S BUSINESS. The Employee agrees during Employee's Employment, to devote his best efforts to his employment, and perform such duties consistent with his capacity as Chief Executive Officer of the Company as shall be determined by the Company Board. The Employee further agrees to (i) devote substantially all his business time to fulfill the duties of his office to the business and affairs of the Company,
(ii) devote his time and resources to the recruitment, training and development of a team of focused professionals capable of managing and directing the business of the Company, and (iii) faithfully observe his duties to preserve as confidential all trade and other secrets of the Company. The Employee shall not, during Employee's Employment, unless otherwise agreed to in advance and in writing by the Company, seek or accept other employment, become self-employed in any other capacity, or engage in any activities which are detrimental to the business of the Company. Notwithstanding the foregoing, the Employee may engage in personal investment activities which do not interfere with the Employee's duties under this Agreement.


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                                III. COMPENSATION


         SECTION 3.01. BASE SALARY. As compensation for his services hereunder, during the Employment Term, the Employee shall receive an annual base salary of Three Hundred Thousand Dollars ($300,000). Such base salary shall be payable in cash at the times and in the installments consistent with the Company's payroll practices, which is presently on a biweekly basis. Company shall review such salary on at least an annual basis beginning in January, 2002, with a view to consider increases considering, among other factors, Company performance and cost-of-living increases.

         SECTION 3.02. BONUS PLANS.

         (a) The Employee shall be a full participant in any performance bonus plan made available to senior executives of the Company, including the Company's 1998 Management Performance Bonus Plan and 1998 Amended and Restated Stock Option Plan (the "Option Plan").

         (b) Employee shall receive options (the "Options") to purchase one hundred fifty thousand (150,000) shares of the Company's common stock at the price of $ 21.34 per share. The Options shall be exercisable on the earlier of
(A) the third anniversary of this Agreement and (B) the date, if any, prior to such third anniversary on which (i) the Company's common stock becomes publicly traded on a national securities exchange or the Nasdaq stock market, (ii) the Company completes an initial public offering of its common stock with proceeds in excess of $15,000,000, or (iii) the Company, or its assets or business, is sold substantially in its entirety. The Options are subject to the terms and conditions of the Option Plan.

         (c) Through the later of (i) calendar year 2002, or (ii) such later date, if the Option Plan is amended to provide for a later termination date, provided he remains an Employee, Employee shall participate in the Option Plan, which provides for the annual award, to all participants in the aggregate, of options to purchase up to 60,000 shares of Company stock.

         (d) Company shall continue in effect the terms of its current certificate of incorporation and bylaws which provide for indemnification of officers and directors to the maximum extent provided by law. Company currently carries directors' and officers' liability insurance with a deductible of $100,000 and a maximum coverage of $5 million but reserves the right to change such coverage if Company's directors so determine.

         SECTION 3.03. CONTINUATION OF SALARY. If the Employee dies or becomes disabled during the Employment Term so that he is unable to perform his duties hereunder, if Company terminates this Agreement for any reason except as specified in Section 4.01, or if Employee resigns for "good reason" as described in Section 4.02, the Company agrees to continue to pay the Employee or his estate his base salary monthly,


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but not beyond the end of the Employment Term, and to continue to provide the benefits described in Section 3.04.

         SECTION 3.04. BENEFITS. During the Employment Term, the Employee shall be entitled to insurance benefits substantially similar to those now provided under the Company's employee health benefit plans as now in effect, and may continue such benefits after any termination of Employee's Employment by paying the applicable premium to the extent allowed by applicable law. However, the Company may cease providing such benefits if any law or regulation prohibits making benefits available except on an equal basis for all employees and if the benefits now provided Employee are not so available. To be more specific:

         (a) Company shall provide Employee medical, dental, life insurance, profit-sharing and other benefits in accordance with the Company's benefit plans.

         (b) Employee shall receive four (4) weeks of paid vacation per year or such greater amount of vacation as is provided under any Company policy then applicable to employee.

         (c) Employee shall receive an automobile allowance of $800 per month. Company shall also reimburse Employee for the costs of maintenance and fuel for one automobile as a business expense. Employee shall pay the insurance premiums on such automobile and shall, on Company request, furnish proof that liability insurance of at least $500,000 is in effect.


                                 IV. TERMINATION


         SECTION 4.01. TERMINATION BY THE COMPANY. Any of the following acts or omissions shall constitute grounds for the Company to terminate this Agreement:

         (a) Employee's failure to perform the duties of his office or to conduct and manage the Business of the Company in a manner reasonably consistent with the criteria established by the Company Board;

         (b) Conduct on the part of the Employee which constitutes the breach of any statutory or common law duty of loyalty to the Company which has a material adverse effect on Company;

         (c) Any illegal act by the Employee (as evidenced by a conviction) which materially and adversely affects the business of the Company; or

         (d) Intentional wrongful engagement in any competitive activity prohibited by Section 5.01 or 5.02 hereof or employment in another business in a manner not permitted by Section 2.02.


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                  It shall be presumed that the Employee's participation in a business enterprise other than the Company (except for service on boards of directors approved by the Company) constitutes cause for termination under clause (d) of this section. Termination by the Company shall be accomplished by written notice to the Employee and, if pursuant to paragraph (a) above, shall be preceded by a written notice and a reasonable opportunity to correct his conduct if the matters in question can be corrected.

         SECTION 4.02. RESIGNATION FOR GOOD REASON. Employee may resign for "good reason" and thereby terminate Employee's Employment (but not his other obligations hereunder) as a result of the following:

         (a) Without the Employee's prior written consent, a reduction in his then current salary, other than any such reduction that is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees (senior management) of which the Employee is a member;

         (b) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided to the Employee under the Employee's medical, health, accident, disability, life insurance, thrift and retirement plans in which he was participating other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees (senior management) of which the Employee is a member or (iii) generally applicable to all beneficiaries of such plans;

         (c) Resignation as a result of unlawful discrimination or other unlawful acts committed against Employee, as evidenced by a settlement, arbitration award or final court order; or

         (d) A reduction in duties and responsibilities which results in the Employee no longer having duties of substantially the same nature as described in Section 2.01.

                  In the event of an action by the Company which Employee believes constitutes a basis for termination of this Agreement for Good Reason, Employee shall so notify the Company within fifteen (15) days of such action, identifying in reasonable detail the action which Employee believes constitutes such Good Reason. The Company shall within fifteen (15) days after the receipt of such notification correct or otherwise redress any action which is the subject of such notification. If Employee believes that the action taken by the Company is insufficient or inadequate to correct or otherwise redress the situation, Employee may invoke the arbitration procedure set forth in Section
4.04. In the event that the arbitrator rules in favor of Employee, the Company shall take such action as is required by such ruling. The failure by the Company to implement such corrective measures within fifteen (15) days after any such ruling is issued shall permit Employee immediately to terminate this Agreement for Good Reason. Notwithstanding the foregoing, provided Company continues to make the payments provided for in Section 3.03, none of the actions specified in clauses (a) through (e) above shall constitute a breach of this Agreement.


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         SECTION 4.03. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Company or the Employee resulting in damages to the other party, that party may recover from the party breaching this Agreement any and all damages that may be sustained, excluding incidental, consequential and punitive damages. IF THIS AGREEMENT IS LAWFULLY TERMINATED BY THE COMPANY UNDER SECTION 4.01, THE COMPANY HAS NO LIABILITY OR OBLIGATION TO EMPLOYEE. IF THIS AGREEMENT IS TERMINATED BY EMPLOYEE UNDER SECTION 4.02, THE COMPANY HAS NO LIABILITY TO EMPLOYEE, EXCEPT AS PROVIDED IN SECTION 3.03. EMPLOYEE SHALL HAVE NO LIABILITY TO COMPANY AFTER TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 4.02, EXCEPT AS PROVIDED IN PART V HEREOF.

         SECTION 4.04. ARBITRATION. With the exception of suits for specific enforcement of the provisions of Sections 5.01 and 5.02, any controversy, dispute or claim arising out of, relating to, or concerning this Agreement, the breach of this Agreement, the employment of the Employee, or the termination of the Employee's employment will be resolved pursuant to this Section 4.04. This includes all claims, whether arising in tort or contract, and whether arising under statute or common law. Any such controversy, dispute or claim will be submitted to the American Arbitration Association ("AAA") in New York, New York for final and binding arbitration in accordance with its Employment Dispute Rules then existing; provided that, if the rules of the AAA differ from those in this section, the provisions of this section will control. Any demand for resolution of such a matter must be sent to the AAA and served on the other party within the period covered by the applicable statute of limitations. No arbitrator will have any authority to extend, modify, or suspend any of the terms of this Agreement. The arbitrator must make his award in writing and must accompany it with an opinion discussing the evidence and setting forth the reasons for the award. The decision of the arbitrator within the scope of the submission will be final and binding on both parties, and any right to judicial action on any matter subject to resolution by arbitration hereunder hereby is waived unless otherwise required by applicable law, except suit to enforce an award by the arbitrator or in the event resolution by an arbitrator is not available for any reason. This Section 4.04 will be specifically enforceable. Judgment upon any award rendered by the AAA and/or any other arbitrator may be entered in any court having jurisdiction.

         SECTION 4.05. ATTORNEYS' FEES AND COSTS. If any action in law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled. In the event of an arbitration, the parties shall each bear their respective costs unless otherwise specifically awarded by the arbitrator. In that instance, the arbitrator shall have discretion to determine the extent, if any, to which a party shall be treated as a "prevailing party" and to award or withhold fees and costs.


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         SECTION 4.06. DEEMED RESIGNATION. If this Agreement is terminated for any reason other than the expiration of the Employment Term, Employee shall be deemed to have resigned voluntarily as an officer and director of the Company, and of any subsidiaries of the Company, if applicable, if he was serving in any of such capacities at the time of termination.


                            V. RESTRICTIVE COVENANTS


         The following restrictive covenants shall apply to this Agreement:

         SECTION 5.01. CONFIDENTIALITY. Employee acknowledges and agrees that the Company's formulae, sources of supply, cost and financial data, customer arrangements, marketing plans and other non-public data have a unique nature and value, derived in part from their status as non-public and proprietary information. Employee agrees, during the Employment Term and thereafter, to preserve and protect the confidential nature of said information, and not to disclose to any third parties, or use for anyone's benefit except the benefit of the Company, any non-public information about the Company or its business.

         SECTION 5.02. NO ADVERSE ACTS. During the Employment Term and continuing for two (2) years after the date of the expiration of Employee's Employment, the Employee will not (i) directly or indirectly, solicit, take away, or attempt to solicit or take away any customer or employee of the Company either on the Employee's behalf or on behalf of any other person or entity which competes with Company, or (ii) accept employment with one of Company's direct competitors. If the Company terminates this Agreement on a basis not stated in
Section 4.01, or on a basis described in Section 4.01(a), Employee shall not be required to honor this Section 5.02 unless Company continues to pay Employee's salary and benefits for the balance of the Employment Term even if such payments would not otherwise be required. Employee further agrees and acknowledges that if the provisions of this Section 5.02(ii) are triggered, Employee will receive adequate consideration from the transactions contemplated by this Agreement to enable him to earn a satisfactory living during the time that the non-competition clause is in effect.


                                VI. MISCELLANEOUS


         SECTION 6.01. NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery, by courier, or by mail (registered or certified), postage prepaid with return receipt requested, or by facsimile confirmed by mail. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph or such other address as is specified in a notice conforming to this
Section 6.01. Mailed notices shall be deemed communicated as of four (4) calendar days after mailing. Notices delivered personally or by courier shall be deemed delivered when actually received.


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         Section 6.02. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, arrangements and understandings, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, which are not embodied herein, and that no other prior agreement, statement or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement, statement or promise not contained in this Agreement shall not be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

         Section 6.03. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         Section 6.04. LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         Section 6.05. CURRENCY. All amounts described in this Agreement are in United States Dollars.

         Section 6.06. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company and the Employee under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of Employee under this Agreement may not be assigned by Employee, except as contemplated by Section 3.03.

         Section 6.07. NO CONFLICT. The Company hereby represents and warrants to Employee that this Agreement and the Company's obligations hereunder do not violate or conflict with the terms, conditions or covenants of the Company's (and certain of its subsidiaries') financing agreements entered into on or about the Effective Date.

         Section 6.08. WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances. Any waiver by the Company of any breach of any provision of this Agreement by Employee shall not be construed to be a continuing waiver, or a consent to any subsequent breach, unless otherwise expressly specified.

         Section 6.09. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which when taken together shall be deemed to constitute one agreement. Facsimile signatures shall be treated as if they were originals.


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                            [signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the day and year first above written.

"Subsidiaries"                        "Company"

AEROSOL SERVICES COMPANY,             OUTSOURCING SERVICES
INC.                                  GROUP, INC.


By:  /s/ Drew H. Adams                By: /s/ Drew H. Adams
   ---------------------------------     ---------------------------------
Name: Drew H. Adams                   Name:  Drew H. Adams
     -------------------------------       -------------------------------
Title: Assistant Secretary            Title: Assistant Secretary
      ------------------------------        ------------------------------


PIEDMONT LABORATORIES, INC.


By: /s/ Drew H. Adams
   ---------------------------------
Name:  Drew H. Adams                  "Employee"
     -------------------------------
Title: Assistant Secretary
      ------------------------------


KOLMAR LABORATORIES, INC.
                                      /s/ Joseph M. Healy
                                      -------------------------------------
                                      JOSEPH M. HEALY


By: /s/ Drew H. Adams
   ---------------------------------
Name:  Drew H. Adams
     -------------------------------
Title: Assistant Secretary
      ------------------------------


ACUPAC PACKAGING, INC.


By: /s/ Drew H. Adams
   ---------------------------------
Name:  Drew H. Adams
     -------------------------------
Title: Assistant Secretary
      ------------------------------


PRECISION PACKAGING AND
SERVICES, INC.


By: /s/ Drew H. Adams
   ---------------------------------
Name:  Drew H. Adams
     -------------------------------
Title: Assistant Secretary
      ------------------------------

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